26 August 2004                                    Direct phone   +61 2 9225 5986
                                                  Email      paul.king@gf.com.au
                                                  Matter no             80661951

                                                  Doc no    Greenwoods\003714310
ME Portfolio Management Limited
Level 17
360 Collins Street
MELBOURNE  VIC  3000
Attention:  Mr Paul Garvey

Dear Sirs

SMHL GLOBAL FUND NO.7

We have acted as Australian taxation advisers for ME Portfolio Management
Limited (MEPML) in relation to the offering of the SMHL Global Fund No.7 Class A
Notes (NOTES) in connection with the SMHL Global Fund No.7 (the FUND)
constituted under the Master Trust Deed dated 4 July 1994 (the MASTER TRUST
DEED) (as amended and restated) between Perpetual Trustees Australia Limited
(PTAL) as trustee and MEPML as the manager with respect to the Fund and created by a Notice of Creation of Securitisation Fund dated 19 August 2004.
Definitions in the Prospectus (defined below) apply in this opinion. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1        TRANSACTION DOCUMENTS

We have examined the following documents:

(a)      the executed Amending and Restating Deed dated 1 June 2004 between
         MEPML and PTAL and annexing to it as Annexure A the Master Trust Deed for the Superannuation Members' Home Loans Trusts between MEPML and
         PTAL dated 4 July 1994 as amended and restated by the Amending and
         Restating Deed as of 1 June 2004;

(b)      the executed Notice of Creation of Securitisation Fund between MEPML and PTAL dated 19 August 2004;

(c)      the draft unexecuted:

         (1)     Supplementary Bond Terms Notice SMHL Global Fund No.7 - Class A
                 Notes and Class B Notes;

         (2)     Supplementary Bond Terms Notice SMHL Global Fund No. 7 -
                 Liquidity Notes;

         (3)     Securitisation Fund Bond Issue Direction - SMHL Global Fund
                 No.7;

         (4)     Note Trust Deed to be between PTAL, MEPML, The Bank of New York
                 (in its capacity as note trustee, principal paying agent,
                 calculation agent and note registrar as the case may be) and
                 Perpetual Trustee Company Limited;

(d)      a copy of the draft Prospectus to be filed with the Securities and
         Exchange Commission (the COMMISSION) under the US Securities Act of
         1933 (the PROSPECTUS),

each referred to in this opinion as the "document".

2        ASSUMPTION

For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3        QUALIFICATIONS

Our opinion is subject to the following qualifications.

(a)      We express no opinion as to any laws other than the laws of the
         Commonwealth of Australia as in force at the date of this opinion and, in particular we express no opinion as to the laws of England or the
         United States.

(b)      Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Prospectus. No tax rulings will be sought from the Australian Taxation Office with respect to the Fund for any of the matters referred to in this opinion.

4        OPINION

Based on the assumptions and subject to the qualifications set out above, we are of the opinion that while the section entitled "Australian Tax Matters" in the
Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Notes, we hereby adopt and confirm the opinions set forth in the Prospectus under the heading "Australian
Tax Matters". There can be no assurance, however, that the tax conclusions presented in that section will not be successfully challenged by the Australian
Taxation Office, or significantly altered by new legislation, changes in
Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We consent to the filing of this letter as an exhibit to the Registration
Statement on Form S-11 filed with the Prospectus, without admitting that we are
"experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under the Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully
GREENWOODS & FREEHILLS PTY LIMITED

per:

/s/ Paul King
-----------------
PAUL KING
Director
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